Exhibit 99.1

Magnolia Solar Corporation Announces Award from the US Air Force under the SBIR Program

WOBURN, MA – June 15, 2010: Magnolia Solar Corporation (OTC: MGLT) ("Magnolia Solar"), a developer of high-performance, thin-film photovoltaic modules used in defense and commercial applications, announced today that its wholly owned subsidiary Magnolia Solar Inc. has recently received a Phase I  SBIR/STTR award from the United States Air Force.  This award is to develop advanced thin-film solar cells for use in defense applications requiring ultra-high efficiency performance.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, commented, "We are delighted to receive this important program from the Air Force.  This funding will help Magnolia to continue to develop our core technologies for nanostructure-based thin film solar cells which are applicable in both defense and commercial markets.”

About Magnolia Solar Corporation: Magnolia Solar Corporation, through its wholly-owned subsidiary, Magnolia Solar, Inc. is commercializing its nanotechnology-based, high-efficiency, thin-film technologies that can be deposited on a variety of different substrates.  This technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase solar cell performance.  Magnolia Solar’s long term goal is to becoming a highly competitive, low cost provider of thin-film photovoltaic modules for terrestrial applications for defense and commercial markets.

For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact;

Dr. Yash R. Puri

Executive Vice-President and CFO

Investorrelation@magnoliasolar.com